Foothills Resources, Inc. Appoints New Board Member
and Completes Remainder of $12 Million Private Placement Financing

Bakersfield, California, April 20, 2006 - Foothills Resources, Inc. (OTCBB: FTRS.OB) today announced the election of Frank P. Knuettel to its Board of Directors, increasing the current number of directors to four. Mr. Knuettel is an Adjunct Faculty member of The Mason School of Business at The College of William and Mary in Williamsburg, Virginia. He retired as a Managing Director of PaineWebber, Inc. in 2000, where he specialized in the analysis of energy and energy-related securities, as well as working in investment banking on energy transactions.

Foothills’ CEO, Denny Tower, commented: “On behalf of the Company’s board, we are all pleased to welcome Frank Knuettel to our team. We are very fortunate to be adding such a highly qualified outside board member. Frank’s extensive knowledge of the financial markets and experience in the oil and gas industry will be very beneficial to Foothills’ future growth and success.”

Mr. Knuettel joins the current Board of Directors consisting of Christopher P. Moyes (President of Moyes & Co., Inc.), Dennis B. Tower (CEO of Foothills) and John L. Moran (President of Foothills).

The Company also announced that it had completed the remaining portion of a $12 million private placement financing to a group of institutional and accredited investors, of which $10.8 million was completed and previously announced on April 6, 2006. The $12 million financing involved the issuance of a total of 17,142,856 units, representing 17,142,856 shares of Foothills common stock and warrants to purchase an additional 12,857,142 shares of Foothills common stock exercisable at $1.00 per share. The net proceeds from the financing of approximately $11.3 million will be used for general working capital purposes.

About Foothills Resources, Inc.

Foothills Resources, Inc. is an oil and gas acquisition, exploration and production company, headquartered in Bakersfield, California. Its present business activities commenced in April 2006, following the concurrent completion of a reverse merger transaction and a private placement financing.

Our business strategy is to identify and exploit low-to-moderate risk resources in and adjacent to existing or indicated producing areas that can be quickly developed and put on production, including the acquisition of producing properties with exploitation and exploration potential in these areas. We will also take advantage of our expertise to develop exploratory projects in focus areas and to participate with other companies in those areas to explore for oil and natural gas using state-of-the-art 3D seismic technology. Our management will use its extensive domestic and international oil and gas experience and our relationship with the well known energy consulting group Moyes and Co., Inc. (http://www.moyesco.com) to establish and grow the Company. Additional information concerning Foothills is available at http://www.foothills-resources.com. Investor inquiries may be directed to info@foothills-resources.com

SEC Filings and Forward-Looking Statements

Additional information regarding the Company’s reverse merger transaction and private placement financing is contained in the Company’s Current Reports on Form 8-K filed with the Securities and Exchange Commission on April 6, 2006 and April 20, 2006.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that we expect or anticipate will or may occur in the future are forward-looking statements. The words “will,” “should,” “believe,” “intend,” “expect,” “anticipate,” “project,” “estimate,” “predict,” “plan” and similar expressions are also intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding business strategy and expansion and growth of our business and operations. Such forward-looking statements involve assumptions and are subject to known and unknown risks and uncertainties that could cause actual results or performance to differ materially from those expressed or implied by such forward-looking statements. Although we believe that the assumptions reflected in such forward-looking statements are reasonable, we can give no assurance that such assumptions will prove to have been correct. Readers should also know that such statements are not guaranties of future performance and are subject to risks, uncertainties and assumptions, including, but not limited to, failing to discover reserves that may be extracted on a commercially viable basis, inaccurately estimating oil and gas reserves, intense competition, environmental risks and general economic conditions including the price of oil and gas. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Should any of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may differ materially from those included within these forward-looking statements. We undertake no obligation to publicly release the result of any revision to these forward-looking statements to reflect events or circumstances occurring after the date of this release or to reflect the occurrence of unanticipated events. Readers are urged to carefully review and consider the various disclosures made by us in our reports filed with the Securities and Exchange Commission, which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operations and cash flows.

Contact Information:

Foothills Resources, Inc.
W. Kirk Bosché
Chief Financial Officer
(832) 567-0766